                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297
                            ------------------------

                            NOTICE OF ANNUAL MEETING

     The 1998 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 3:00 p.m., Pacific Daylight Savings Time, on Monday, June 1, 1998 at La Costa Resort and Spa, Costa Del Mar Road, Club House II, Carlsbad, California, for the following purposes:

     1. To elect nine directors for the ensuing year.

     2. To approve an Amendment to the Articles of Incorporation to effect a 3 for 1 reverse stock split.

     3. To approve an Amendment to the Bylaws to provide that the authorized number of directors shall not be less than seven (7) nor more than thirteen (13) and to set the number of authorized directors at nine (9).

     4. To approve an Amendment to the Articles of Incorporation limiting the liability of directors to the Company and authorizing expanded indemnification.

     5. To approve an amendment to the Bylaws regarding indemnification of directors, officers, employees and other agents.

     6. To approve the Indemnification Agreements to be entered into by the Company and its directors and officers.

     7. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on April 27, 1998 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 30, 1998.

                                          By order of the Board of Directors,

                                          /S/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

April 30, 1998
Carlsbad, California

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                            ------------------------

                                PROXY STATEMENT

     Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on June 1, 1998, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company consist of its common shares of which 18,027,548 shares are outstanding as of April 27, 1998. Only holders of common shares of record on the books of the Company at the close of business on April 27, 1998 (the "Record Date") will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share, and has the right to cumulate his or her votes for directors if his or her candidate or candidates' names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors and for each of the other proposals described in the Proxy Statement, as indicated in the accompanying proxy card.

     The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 30, 1998.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the nominees listed in the following table, reserving the right, however, to distribute their votes among the nominees listed below in their discretion. All nominees have consented to serve as directors if elected by the shareholders. Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors.

     The following table sets forth certain information regarding the beneficial ownership of the Company's common shares as of April 20, 1998 by (i) each director and nominee for director of the Company, (ii) certain executive officers, (iii) executive officers and directors of the Company as a group and
(iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding common shares. With respect to each director of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                 SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED AS OF
                                                                     APRIL 20, 1998
                                                              -----------------------------
                                                                                   PERCENT
                  NAME OF BENEFICIAL OWNER                     AMOUNT              OF CLASS
                  ------------------------                    ---------            --------
Nominees for Director
FREDERICK A. BRUNN, 53, Director since 1989. President from     120,701(A)           *
  February 1994 to May 1997. Prior thereto, Executive Vice
  President since 1990. Chief Operating Officer, San Diego
  Manufacturing Extension Center since April 20, 1998.
CHAN KIEN SING, 41, Director since June 1993. Group              35,000(B)           *
  Executive Director of Berjaya Group Berhad since 1990.
THEODORE A. JOHNSON, 57, Director since 1979. President,         60,825(B)           *
  Minnesota Cooperation Office for Small Business and Job
  Creation, Inc. from 1980 to present. Director of
  Surgidyne, Inc.
M. MARK MICHALKO, 43, Director since February 1994.              95,887(A)           *
  President since May, 1997, Executive Vice President, from
  February 1994 to May 1997. President of Quantum Gaming
  Corp., a gaming industry consulting firm for more than
  five years prior to February 1994.
NG AIK CHIN, 43, Executive Assistant to the President since      10,465(A)           *
  1994. Senior Member of Beyaya Group Berhard's management
  for more than five years prior to 1994.
NG FOO LEONG, 47, Director since June 1993. Executive            35,000(B)           *
  Director, Sports Toto Malaysia Sdn Bhd, a lottery gaming
  company from 1985 to present.
MARTIN J. O'MEARA, JR., 69, Director since 1979. President,     326,226(B)           *
  The Budget Plan, Inc., a privately-owned company engaged
  in the consumer loan business and has been so employed for more than five years.
THE LORD SANDBERG OF PASSFIELD, 70, Director since 1987.        115,000(B)           *
  Private investor. Chairman and Chief Executive of the Hong
  Kong and Shanghai Banking Corporation from 1977 to 1986.
  Director of Broadstreet Inc. a bank holding company.
TAN SRI DATO SERI TAN CHEE YIOUN, 46, Group Chief Executive   6,600,000(C)          38%
  Officer of Berjaya Group Berhad since prior to 1992.
  Director, February, 1994 - May 1995.

Named Executive Officers (excluding those listed above)
TIMOTHY R. GROTH                                                 23,047(A)           *
DENNIS D. KLAHN                                                  15,276(A)           *
LAWRENCE E. LOGUE                                                 8,819(A)           *
ROBERT F. MCPHAIL                                               189,840(A)           *
All directors and executive officers as a group (13 persons)  7,636,086(A)(B)(C)     4%

                                                                 SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED AS OF
                                                                     APRIL 20, 1998
                                                              -----------------------------
                                                                                   PERCENT
                  NAME OF BENEFICIAL OWNER                     AMOUNT              OF CLASS
                  ------------------------                    ---------            --------
Significant Shareholder                                       6,600,000(C)          38%
  BERJAYA LOTTERY MANAGEMENT (H.K.) LIMITED ("BERJAYA"),
  Level 28, Menara Shahzan Insas
  Jalan Sultan Ismail
  5020 Kuala Lumpur, Malaysia

---------------
(A) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1986, 1988 and 1990 Employee Stock Option Plans as follows: 82,000 for Mr. Brunn; 20,500 for Mr. Groth; 11,500 for Mr. Klahn; 4,750 for Mr. Logue; 82,500 for Mr. McPhail; 83,250 for Mr. Michalko; 8,000 for Mr. Ng Aik Chin; and 272,500 for all executive officers as a group.

(B) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1993 Directors' Stock Option Plan which for each such outside director is 35,000 and 175,000 for all such directors as a group.

(C) Mr. Vincent Tan is Chief Executive of the parent company of Berjaya; Mr. Chan Kien Sing and Mr. Ng Foo Leong are employees of an affiliate of Berjaya. Mr. Aik Chin Ng is also a designee of Berjaya to the Company's Board of Directors. All four individuals disclaim beneficial ownership of such shares.

 *  Less than one percent of the outstanding common shares.

     During 1997, four meetings of the Board of Directors were held. Each incumbent director attended all meetings of the Board of Directors held during the year in which he was a director, except for both Mr. Chan Kien Sing and Mr. Ng Foo Leong who each missed one meeting. The Company has an Executive Committee which consists of Messrs. Chan, Johnson and Michalko. The Executive Committee held no meetings during the year. The Executive Committee may exercise all the authority of the Board in the management of the Company except for matters expressly reserved by law for board action. The Board also has an Executive Compensation Committee consisting of Messrs. Johnson, O'Meara, Sandberg, and Chan. The Executive Compensation Committee met twice during the year. Its function is to establish compensation for all executive officers of the Company and administer the Company's 1986, 1988, and 1990 Employee Stock Option Plans. The Company has an Audit Committee consisting of Messrs. Sandberg, O'Meara, Johnson and Chan which held two meetings during the year. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. Each year it recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews with such auditors the scope and result of their audit, fees for services and independence in servicing the Company. The Company also has a Nominating Committee consisting of Messrs. Chan, O'Meara, Johnson and Michalko. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee. During 1997, the Company established an Affiliations Committee to review and approve the fairness to the Company of any transactions between the Company and Berjaya. The members of the Committee are Messrs. Brunn, Johnson and O'Meara. The Affiliations Committee held three meetings in 1997.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $4,000 plus $500 per board meeting and reimbursement for all related expenses. The chairman of each committee who is not an employee of the Company receives an additional annual retainer of $1,000. Each committee member receives $500 per meeting and reimbursement of all related expenses, only if a committee meeting is held at a time when it does not coincide with a board meeting. Lord Sandberg is also a financial consultant to the Company and received fees of $12,500 in 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Berjaya Transactions

     During 1997 the Company received $1,154,103 as payment from three different affiliates of Berjaya which are lottery customers of the Company and as of December 31, 1997 there was a balance outstanding owed to the Company by these customers of $172,512. Payments were primarily from Philippine Gaming Management Corporation in an amount of $161,840 related to a October, 1996 lottery terminal contract and $462,787 for spare parts delivered in 1997. The Company has software support agreements with Sports Toto Malaysia Sdn Bhd and Natural Avenue Sdn Bhd of Malaysia ("Natural Avenue") each of which pays approximately $7,000 per month to the Company. In addition, during 1997 Natural Avenue paid the Company $82,600 for software upgrades and modifications to its lottery system.

     On December 2, 1997, the Company issued a Notice of Special Meeting and Proxy Statement in connection with a shareholders special meeting held on December 30, 1997 to approve a proposed amendment to the Company's Articles of Incorporation to provide for the issuance of up to 20 million shares of preferred stock. The Proxy Statement described a proposed purchase by Berjaya of $5 million of Series A Preferred Stock and described the proposed terms of the Series A Preferred Stock to be finally approved by the Company's Affiliations Committee of the Board of Directors. The purchase by Berjaya of the $5 million preferred stock has not been concluded.

  Consulting Agreement with Mr. Brunn

     In May 1996, Mr. Brunn and the Company entered into a Consulting Agreement (the "Consulting Agreement") in connection with Mr. Brunn's resignation as President of the Company.

     Pursuant to the Consulting Agreement Mr. Brunn agreed to provide technical consulting services to the Company through May 14, 1999 subject to earlier termination under certain circumstances (the "Consulting Period"). In compensation, the Company paid Mr. Brunn consulting fees of $89,600 in 1997, and is obligated to pay in monthly installments $93,800 in 1998 and $28,000 in 1999, whether or not the Company utilizes his services. In the event that Mr. Brunn dies during the Consulting Period, the Company will pay his estate an amount equal to 100% of the remaining payment due through April 10, 1998 and 50% of the remaining payment due to be made through the Consulting Period. In addition, Mr. Brunn agreed not to directly or indirectly compete with the Company during the Consulting Period, except as otherwise provided in the Consulting Agreement.

     The Company further agreed to continue Mr. Brunn's health benefits through November, 1998 and to cause the stock options held by Mr. Brunn to become immediately vested and exercisable and to remain exercisable through the earlier of the original expiration date or May 16, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     Members of the Executive Compensation Committee (the "Committee") evaluate the performance of senior management, including the president, and review and approve the base compensation and lump sum distributions for the Company's executive officers. The Committee also administers the Company's Executive Bonus Plan and employee stock option plans. The Committee periodically reports to the Board on its activities.

  Compensation Philosophy

     The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of compensation to the Company's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company's executive compensation program consists of three principal components: (i) base salary, (ii) potential for an annual lump-sum distribution based on individual performance and (iii) potential for an annual bonus under the Company's Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The second and third elements constitute "at-risk" portions of the compensation program. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and who are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, ILTS takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

     The Company employs a formal performance review system for all employees, including the president and the other Named Executive Officers (as defined on page 7). This process generates information that the Committee uses in making decisions on base compensation, lump-sum distributions and awards under the Company's Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

     The Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the president and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation of any individual "covered employee" exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify the compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and projected compensation payable to the Company's "covered employees" for the 1998 taxable year, all compensation payable by the Company in 1998 to such covered employees should be deductible by the Company.

  Base Salaries

     In determining base salaries for executive officers, the Committee reviews external comparative data and also receives recommendations from management. The Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at a satisfactory level or above. The Company's philosophy is that the base salary taken alone is generally lower than salary levels at comparable companies. Thus, executives are required to earn awards under the "at-risk" portions of the compensation program described below in order to reach a competitive compensation level.

  Lump Sum Distributions

     Under traditional compensation systems, merit compensation increases are made through increases in base pay. Under such systems, once the merit component has been earned it is included in base salary going forward and becomes a permanent part of cash compensation. In 1990, the Company instituted a different system in which the merit component of compensation for employees was divided into a base salary increase (discussed above) and a lump sum distribution awarded annually.

     The lump sum distribution is delivered apart from base salary in a separate annual check and must be re-earned by employees each year. The Company believes that this lump sum distribution system emphasizes a performance culture and provides a more direct link between employee compensation and performance. The system also allows the Company to create greater differences in employee compensation based upon performance. The relationship of pay to performance is further strengthened by the high visibility of the lump sum distribution.

     Lump sum distributions are paid in October of each year based upon the employee performance reviews. Determinations as to whether an employee has earned a lump sum distribution are not tied directly to Company performance. Employees have no entitlement to receive a lump sum distribution. Accordingly, the decision as to whether or not to make a lump sum distribution is impacted by the overall performance of the Company.

  Executive Bonus Plan

     In addition to base compensation and lump sum distributions, executives are eligible to participate in the Company's Executive Bonus Plan. Under the Executive Bonus Plan, the Committee has set threshold levels of net after tax profit, exclusive of extraordinary items, for 1997 and 1998. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company's net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company's research and development budget must be sustained at a level to ensure that the Company's new product development is sufficient to keep it competitive in its marketplace, and continuation engineering sufficient to maintain the Company's existing products must also be utilized. The Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Committee.

     Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive's overall compensation in any given year. Awards are paid after completion of the Company's audited financial statements for that year.

     The Company did not meet the profitability threshold under the Executive Bonus Plan for 1997. Accordingly, no awards were made with respect to 1997.

  Stock Options

     The Committee believes that grants of stock options serve to align the interests of executive officers with shareholder value. The number of stock options granted takes into account the recipient's position and is intended to recognize different levels of responsibility. In determining the level of stock option grants, the Committee also considers competitive practices. As a result, grants may vary from year to year.

                        EXECUTIVE COMPENSATION COMMITTEE

Theodore A. Johnson, Chairman                          Michael G.R. Sandberg
         Martin J. O'Meara, Jr.                                      Chan Kien Sing

                                 April 30, 1998

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table shows, for the years ended December 31, 1997, 1996 and 1995, the compensation earned by the president and the four most highly compensated executive officers of the Company (the "Named Executive Officers") in 1997:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                        ----------------------------
                                                                          AWARDS         PAYOUTS
                NAME AND                         ANNUAL COMPENSATION    ----------   ---------------
               PRINCIPAL                         --------------------   NUMBER OF       ALL OTHER
              POSITION(S)                 YEAR   SALARY(3)   BONUS(4)   OPTIONS(5)   COMPENSATION(6)
----------------------------------------------------------------------------------------------------
M. Mark Michalko                          1997   $136,836    $11,917      80,000         $4,235
  President & Chief Executive Officer     1996    120,810      4,896      23,000          3,461
  and Director                            1995    122,600          0           0              0
----------------------------------------------------------------------------------------------------
Robert F. McPhail                         1997    125,988     11,785      10,000              0
  Vice President, Sales & Marketing       1996     99,915      9,732           0              0
                                          1995    109,775          0           0              0
----------------------------------------------------------------------------------------------------
Timothy R. Groth                          1997    109,464      4,270      20,000          3,184
  Vice President,                         1996     93,769      3,672      12,000          2,565
  Technical Operations                    1995     94,115          0           0              0
----------------------------------------------------------------------------------------------------
Ng Aik Chin(1)                            1997    144,901      7,804           0          4,187
  Executive Assistant to the              1996     84,983      3,447      12,000          2,327
  President and Director                  1995    127,061          0           0          3,464
----------------------------------------------------------------------------------------------------
Frederick A. Brunn,(2)                    1997    154,863          0      10,000              0
  Director and former President           1996    142,680      5,824      33,000          4,141
                                          1995    140,915          0           0          3,834
----------------------------------------------------------------------------------------------------

(1) Mr. Ng's Salary for each year included a $6,000 housing allowance and tax equalization payments of $30,556 in 1997, $0 in 1996 and $14,191 in 1995.

(2) Mr. Brunn's, 1997 Salary includes $12,203 relating to his retirement and $84,000 relating to his consulting agreement. (See Certain Relationships and Related Transactions herein).

(3) Perquisites for each Named Executive Officer in 1997, 1996 and 1995 are included under Salary and did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.

(4) Amounts reflect lump sum distributions paid in November 1997 and 1996.

(5) All awards are incentive stock options, granted pursuant to the Company's 1990 Employee Stock Option Plan, except in the case of Mr. Brunn in which the option is pursuant to the 1997 Directors Option Plan.

(6) All amounts are Company matching contributions to the Employee Stock Bonus(401(k) Plan.

STOCK OPTION GRANTS

     The following table sets forth information regarding the grant of stock options during 1997 to the Named Executive Officers:

                             OPTION GRANTS IN 1997

                                        INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                           -------------------------------------------                    VALUE AT ASSUMED
                                         PERCENT OF                                        ANNUAL RATES OF
                                        TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                           NUMBER OF     GRANTED TO                                      FOR OPTION TERM(4)
                            OPTIONS       EMPLOYEES     EXERCISE PRICE   EXPIRATION   -------------------------
          NAME             GRANTED(2)      IN 1997        PER SHARE       DATE(3)         5%            10%
          ----             ----------   -------------   --------------   ----------   ----------    -----------
Mark M. Michalko(1)......    80,000           19%           $1.28         5/15/07       $64,399       $163,199
Robert F. McPhail........    10,000            2             1.28         5/15/07         8,050         20,400
Timothy R. Groth.........    20,000            5             1.28         5/15/07        16,100         40,800
Ng Aik Chin..............         0            0             1.28         5/15/07             0              0
Frederick A. Brunn(A)....    10,000            0             1.56         9/24/02         9,811         24,862

---------------
(1)  Awarded to Mr. Michalko upon becoming President.

(2) No stock appreciation rights were granted to any of the Named Executive Officers or other Company employees in 1997.

(3) The options were issued under the Company's 1990 Employee Stock Option Plan and are exercisable starting one year after the grant date, with 25% of the shares covered thereby becoming exercisable at that date and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(4) The dollar amounts under these columns are the result of calculations at the assumed compounded market appreciation rates of 5% and 10% as required by the Securities and Exchange Commission over a ten-year term and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.

(A) This option is issued under the 1997 Director's Option Plan. The option is exercisable starting one year after the date of grant with 50% of the shares covered thereby becoming exercisable at that date and with the remaining 50% of the option shares becoming exercisable on the second anniversary date.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options held as of December 31, 1997. There were no stock option exercises by executive officers in 1997 and there were no unexercised, in-the-money stock options at December 31, 1997.

                              UNEXERCISED OPTIONS

                                                                       NUMBER OF
                                                                  UNEXERCISED OPTIONS
                                                                  AT DECEMBER 31, 1997
                                                              ----------------------------
                            NAME                              EXERCISABLE    UNEXERCISABLE
                            ----                              -----------    -------------
M. Mark Michalko............................................    35,750          107,250
Robert F. McPhail...........................................    80,000           10,000
Timothy R. Groth............................................    14,225           32,775
Ng Aik Chin.................................................     8,000            9,000
Frederick A. Brunn..........................................    83,250           41,000

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.,
                 THE S & P SMALLCAP 600 INDEX AND A PEER GROUP

                                      INTERNATIONAL
                                        LOTTERY &
        MEASUREMENT PERIOD             TOTALIZATOR
      (FISCAL YEAR COVERED)          SYSTEMS, INC.         PEER GROUP       S&P SMALLCAP 600
DEC-92                                     100                 100                 100
DEC-93                                     338                  87                 119
DEC-94                                      55                  51                 113
DEC-95                                      30                  49                 147
DEC-96                                      18                  57                 178
DEC-97                                      18                  62                 224

---------------
* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Dennis D. Klahn, Lawrence E. Logue and Robert F. McPhail did not timely file the initial Form 3 on becoming corporate officers in May, 1997. No stock transactions occurred during the delinquent period.

     Ng Aik Chin did not report Company shares held in his 401(k) savings plan account on his Form 5.

     The Company believes, based upon a review of reports furnished to the Company and written representations that no other reports were required, and that, except as noted above, during 1997 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

           APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                        REGARDING A REVERSE STOCK SPLIT

                                   PROPOSAL 1

NASDAQ ACTION

     The Company's Common Stock is quoted on the NASDAQ National Market. In order to maintain its NASDAQ National Market listing, the Company must, among other rules, maintain net tangible assets of $4 million and a minimum bid price of $1.00 per share. On April 16, 1998, the closing price was $0.66.

     On April 3,1998 the Company received a letter from NASDAQ informing the Company, pursuant to NASDAQ regulations that became effective in February 1998, that because the Company's stock closing bid price had not exceeded $1.00 for a 30 consecutive day period ending on April 3, 1998, the Company's stock price must comply with the NASDAQ $1.00 minimum bid price rule for 10 consecutive trading days during a 90-day compliance period ending July 3, 1998. If the Company's price does not meet the 10-day test, the Company's stock will be removed from any NASDAQ listing on either its National or Small Cap Market at the opening of business on July 7, 1998. If the Company's stock were so delisted, any stock trading would be conducted on the OTC Bulletin Board or in the over the counter market in what is commonly referred to as the "pink sheets."

     Even if the Reverse Split, as set out below occurs, and the Company's stock price meets the $1.00 minimum bid price, there can be no assurance that the Company will be able to maintain its NASDAQ listing. Specifically, the Company's net tangible assets will likely fall below the $4 million NASDAQ National Market minimum threshold as a result of any 1998 first quarter loss. As a result, the Company will require an infusion of equity capital by late May 1998 to avoid having NASDAQ move the Company's common stock from the NASDAQ National Market to the NASDAQ Small Cap Market. Moreover, any further Company quarterly losses in 1998 may cause the Company to fall below the $2 million net tangible asset threshold to maintain a listing on the NASDAQ Small Cap Market and the Company's stock would be moved to the OTC trading market.

RECOMMENDED SHAREHOLDER APPROVAL

     In order to increase the stock price of the Common Stock to a level that will make it more likely that the Company will be able to meet the $1.00 minimum bid price requirement for its NASDAQ listing, the Board of Directors of the Company has unanimously approved, subject to shareholder approval, a proposed amendment to the Company's Articles of Incorporation, (the "Amendment"), which will effect a three for one reverse stock split (the "Reverse Split") of the Company's outstanding shares of Common Stock. On April 17, 1998, the Company had 50,000,000 shares of authorized Common Stock and 20,000,000 shares of authorized Preferred Stock, of which approximately 18,027,548 shares of common stock were issued and outstanding and approximately 1,479,000 shares were reserved for issuance pursuant to outstanding options. Had the Amendment to effect the Reverse Split been approved and effective as of April 17, 1998, the Company would have had 50,000,000 authorized shares of Common Stock, approximately 6,009,183 shares of Common Stock issued and outstanding, 493,000 shares reserved for issuance pursuant to outstanding options and approximately 43,497,817 authorized shares of Common Stock unissued and not reserved for any purpose.

     The Reverse Split will have the effect of reducing the number of shares owned by each shareholder. By way of example, assuming the 3-for-1 Reverse Split, a shareholder who owned 300 shares prior to the Reverse Split ("Old Shares") would own 100 shares immediately upon completion of the Reverse Split ("New Shares"). Each shareholder's proportionate share ownership in the Company remains undiluted by the Reverse Split. The Reverse Split will have the effect of increasing the number of odd-lot shareholders and cause those holders to have increased transaction costs in selling their shares.

     While the proposed Amendment will reduce the number of outstanding shares, the number of authorized shares of Common Stock will remain at 50,000,000. Therefore, the Amendment will make available a substantial number of additional shares for issuance in the future without the need for further shareholder action. The Company does not have any current plans to issue such newly available authorized shares, but could decide to do so in the future.

     The complete text of the proposed Amendment is set forth in Appendix A to this Proxy Statement. The final text of the Amendment is subject to change in order to meet the requirements as to form that may be requested or required by the California Secretary of State.

     No fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Shareholder whose Old Shares are not evenly divisible by three will receive one additional New Share for the fractional New Share that such shareholder would otherwise be entitled to receive as a result of the Reverse Split.

EFFECTS OF SHAREHOLDER REJECTION OF THE REVERSE SPLIT PROPOSAL

     In the event that the Company's securities are removed from the NASDAQ National Market and moved to the OTC Bulletin Board, investors could find it difficult to obtain accurate quotations as to the price of the Common Stock and to buy or sell the Common Stock, and there may be reduced media coverage of the Company. In addition, the Common Stock could become subject to the "penny stock" regulations promulgated under the Securities Exchange Act of 1934, as amended, which impose additional restrictions on broker-dealers who trade in such stock and could severely limit the liquidity of the Common Stock. For all of the above reasons, the Board believes that continuation by the Company of a NASDAQ listing is in the best interests of the shareholders of the Company.

     There can be no assurance, however, that any of the intended effects of the Reverse Split will occur. Specifically there can be no assurance that the price per share of New Shares will increase proportionately with the decrease in the number of Old Shares; that the price of the New Shares will meet the minimum bid price requirement by the end of the 90-day NASDAQ compliance period, or that any stock price increase can be sustained for a prolonged period of time. There can be no assurance that, upon completion of the Reverse Split, the adjusted stock price will not drift down immediately or shortly thereafter. Also, there can be no assurance that subsequent to the Reverse Split, the Company will be able to maintain the NASDAQ National Market's continuing listing requirements or even the NASDAQ Small Cap continuing listing requirements.

STOCK CERTIFICATES AND FRACTIONAL SHARES

     The Reverse Split will automatically occur upon the filing of the Certificate of Amendment with the California Secretary of State. No further action is required by the shareholders. However, following consummation of the Reverse Split, anticipated to be effected as promptly as practicable following shareholder approval of the Reverse Split, the Company's Transfer Agent, Chase Mellon Shareholder Services, will send to each shareholder of record on the effective date of the Reverse Split a letter of transmittal regarding replacing the Old Share certificates with New Share certificates that state the number of shares on a Reverse Split basis. Shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in the letter of transmittal. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders. However, until a shareholder's certificate of Old Shares is replaced by New Shares each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-third the number of Old Shares plus any additional New Share resulting from a fractional New Share. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their share certificates.

POSSIBLE BOARD ACTION

     The Board reserves the right, notwithstanding shareholder approval, not to proceed with the Reverse Split, if, at any time prior to filing the Amendment with the California Secretary of State, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its shareholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business developments and the Company's actual and projected financial performance. However, it is the Board's present intention to effect the Reverse Split as promptly as practicable following receipt of the requisite shareholder approval unless prior to the filing of the Amendment in early June, the Company's stock price equals or exceeds $1.00 per share for 10 consecutive trading days as required by the NASDAQ regulations.

           APPROVAL OF BYLAW AMENDMENT REGARDING NUMBER OF DIRECTORS

                                   PROPOSAL 3

     The Company's Board of Directors has adopted an amendment to Article III,
Section 2 of the Company's Bylaws (the "Bylaws Directors Amendment"), which provides that the number of directors of the Company shall not be less than seven (7) nor more than thirteen (13) and that the exact number of directors shall initially be nine (9). The full text of Article III, Section 2 is attached to this Proxy Statement as Appendix B.

EXISTING BYLAWS

     The Company's current Bylaws provide that the number of directors shall be not less than five (5) nor more than nine (9). The Board has currently set the exact number of directors at nine (9).

BYLAWS DIRECTORS AMENDMENT

     The Board of Directors believes that it is in the best interests of the Company to provide the Board with flexibility to add additional knowledgeable and experienced individuals to the Board if and when deemed appropriate and advisable. Accordingly, the Board has adopted the Bylaws Directors Amendment which provides that the number of directors shall not be less than seven (7) nor more than thirteen (13). In addition, the Bylaws Directors Amendment provides that the number of directors shall be nine (9). If the Bylaws Directors Amendment is adopted by Company shareholders, the Board would have the power to set the exact number of directors from time to time within the range set in the Bylaws Directors Amendment.

VOTE REQUIRED

     Approval of the Bylaws Directors Amendment will require the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the record date.

     The Company's Board of Directors has approved the proposed Bylaws Directors Amendment and recommends that shareholders vote FOR the proposed Bylaws Directors Amendment.

           APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                           REGARDING INDEMNIFICATION

                                   PROPOSAL 4

INTRODUCTION

     There has been a considerable amount of litigation in the United States against corporate directors, officers or employees. The expense of such litigation, whether it is well-founded or not, is considerable. Most publicly-held corporations, including the Company, have obtained insurance protecting the corporation, its directors and officers against the costs of such litigation and related expenses. However, the insurance typically contains significant exclusions from coverage. This has had the result of increasing the personal exposure of directors and officers and has made it increasingly difficult for corporations to attract or retain qualified directors.

     The California Corporations Code ("Code") permits the elimination or limitation of personal liability of directors for monetary damages and allows corporations to provide for indemnification of officers, directors and other corporate agents to a greater extent than expressly provided under California law. The Company's Board of Directors has approved an amendment to the Company's Articles of Incorporation (the "Company Article Amendment") which would eliminate personal liability of directors for monetary damages for a breach of such directors' fiduciary duty of care to the fullest extent permitted under California law and would allow the Company to expand the scope of its indemnification of directors, officers and employees. Attached to this Proxy Statement as Appendix C is Article Five which will be added to the Company's Articles of

Incorporation pursuant to the Company Article Amendment. See also "Approval of Bylaw Amendment Regarding Indemnification" and "Approval of Indemnification Agreements."

     The limited liability provisions of the Company Article Amendment will not apply retroactively, but will become effective when the Company Article Amendment is accepted for filing by the California Secretary of State. Those aspects of the Legislation which provide protection beyond that permitted by prior law will be subject to judicial interpretation and therefore the validity and scope of such protection may be uncertain.

PRINCIPAL REASONS FOR THE COMPANY ARTICLE AMENDMENT

     The Code permits a California corporation to adopt a provision in its articles of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's duties to the corporation and its shareholders, provided that such liability does not arise from certain proscribed conduct. The Code provides the foregoing described protection only with respect to actions brought by or in the right of the corporation and does not apply to claims brought by outside parties or a shareholder seeking to recover on such shareholder's own behalf.

     The Code also permits a corporation to include a provision in its articles of incorporation enabling the corporation to indemnify its directors, officers, employees and other agents ("Agents") under a broader range of circumstances than those expressly provided for under Section 317 of the Code. A corporation that has enabling language in its articles of incorporation may include in its bylaws, and in agreements between the corporation and its Agents, provisions expanding the scope of indemnification beyond that specifically provided by California law.

     The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Company's Articles of Incorporation to take advantage of the additional protections afforded by the Code. To date the Company has not experienced difficulty in attracting and retaining qualified individuals to serve as directors. However, the Company expects to continue to seek individuals to serve as directors of the Company and believes that such persons will be less willing to serve as directors if they are not afforded additional protection from liability. The Company's Board of Directors believes that the ability to continue to attract and retain experienced individuals to serve as directors will be enhanced by providing to directors increased protection from the risk of litigation and personal liability.

     In order to provide further protection, the Board of Directors of the Company has approved an amendment to the Bylaws of the Company and indemnification agreements to be entered into between the Company and its directors and the Company and its officers. The Bylaw amendment of the Company is in the form attached as Appendix D. The Indemnification Agreement will be substantially identical to the form of Indemnification Agreement attached hereto as Appendix E. See "Approval of Bylaw Amendment Regarding Indemnification" and "Approval of indemnification Agreements."

     The Company Article Amendment will have no effect on the liability of a director for acts or omissions which occur prior to the date when the Company Article Amendment becomes effective. It should be noted, however, that the indemnification agreements proposed to be approved at the Annual Meeting will provide for certain indemnification against liabilities arising out of acts or omissions that occurred prior to the effectiveness of the agreements, assuming the required standard of conduct has been met. See "Approval of Indemnification Agreements."

POSSIBLE DISADVANTAGES

     If the Company Article Amendment is approved by the shareholders at the Annual Meeting and filed with the California Secretary of State, a director will not be liable for monetary damages in an action brought by or in the right of the corporation for breach of such director's fiduciary duty of care, including a breach that constitutes negligence or even gross negligence, provided such breach does not involve certain proscribed conduct. See "Changes to be Effected by the Amendment" below. Directors would remain liable, however, for the matters enumerated under "Changes to be Effected by the Amendment" and the shareholders and the Company would retain the right to pursue equitable remedies, such as injunctions and rescission of contracts.

     As a result of the broadening of the Company's obligation to indemnify its directors and officers and the amendment to the Company's Bylaws and the proposed Indemnification Agreements, it is more likely that a suit against directors or officers will result in full or partial indemnification by the Company than it would without such indemnification provisions in the Articles of Incorporation and Bylaws or without the proposed Indemnification Agreements. In addition, as a result of the Company Article Amendment, the shareholders of the Company will be surrendering certain significant rights to claim damages from the directors or officers. Accordingly, the Company Article Amendment may reduce the likelihood of shareholders or management bringing a lawsuit against directors or the shareholders bringing a lawsuit against the officers on behalf of the Company for a breach of fiduciary duty even though such an action, if successful, might otherwise have benefited the Company and its shareholders. Finally, inasmuch as the directors may benefit from the limitation of liability for monetary damages, there is an inherent conflict of interest in approval of the Company Article Amendment as well as the proposed Bylaw amendment of the Company and the proposed indemnification agreements. The shareholders should recognize that the directors have a direct personal interest in the approval of such actions, which could be considered potentially at variance with the interests of the shareholders.

CHANGES TO BE EFFECTED BY THE AMENDMENT

     The following discussion summarizes certain material differences between the Company's Articles of Incorporation as proposed to be amended and its Articles of Incorporation as currently in effect.

     Limitation of Liability. The Company Article Amendment would eliminate the personal liability of a director to the Company or its shareholders for monetary damages in an action brought by or in the right of the corporation arising out of a director's breach of his or her duty to care, to the fullest extent permissible under California law. Liability for a breach of the duty of care arises when directors have failed to exercise sufficient care in reaching decisions or otherwise attending to their responsibilities as directors. The Company Article Amendment does not eliminate the duty to care; it only eliminates monetary damage awards occasioned by a breach of that duty. Accordingly, if the Company Article Amendment is approved by the shareholders and filed with the California Secretary of State, a breach of the duty of care would remain a valid basis for a suit seeking to stop a proposed transaction from occurring. It should be noted; however, that equitable remedies such as rescission may not as a practical matter be available in many circumstances, including, for example, after a transaction has already been consummated.

     Notwithstanding the foregoing, the Code does not permit the Company to limit or eliminate a director's personal liability for monetary damages based on claims arising out of any of the following:

          (1) Acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law;

          (2) Acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director;

          (3) Any transaction from which the director derived an improper personal benefit;

          (4) Acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders;

          (5) Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders;

          (6) Transactions between the Company and a director or between corporations that have a common director that do not comply with Section 310 of the Code; or

          (7) The unlawful repurchase or redemption of stock, the payment of unlawful dividends or the making of any distribution, loan or guarantee, in violation of Section 316 of the Code.

     The limitations of liability of the proposed Company Article applies only to directors and does not purport to eliminate or limit the liability of officers of the Company, including officers who are also directors, for any act or omission as an officer, notwithstanding that the officer's actions, if negligent or improper, have been ratified by the Company's Board of Directors.

     Indemnification of Directors and Officers. The Code also permits a corporation to indemnify its directors and officers under a broader range of circumstances than expressly provided under California law if the corporation includes a provision in its articles of incorporation authorizing the corporation to indemnify its directors and officers in excess of that provided by Section 317 of the Code. The Code provides, however, that a corporation may not indemnify its directors or officers for those acts, omissions or transactions for which a director or officer cannot be relieved of liability under the Code. See "Changes to be Effected by the Amendment -- Limitation of Liability." In addition, the Code prohibits a corporation from indemnifying its directors or officers as to circumstances in which indemnity is expressly prohibited by Section 317.

     The Company Article Amendment, together with the amended Bylaws of the Company, if approved, will provide that (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary under Section 317; (ii) the Company is required to advance expenses to its directors and officers as incurred, including expenses relating to obtaining a determination that such directors or officers are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) the Company is authorized to enter into indemnification agreements with its directors and officers; and (iv) the Company may not retroactively amend the Bylaw provision in a way which is adverse to persons entitled to indemnity thereunder.

     The Board of Directors has amended the Company's Bylaws to require indemnification of directors and officers of the Company to the fullest extent permitted under California law. For a detailed description of the Bylaw amendment, see "Approval of Bylaw Amendment Regarding Indemnification." In addition, if the Company Article Amendment becomes effective, the Company intends to enter into indemnification agreements with directors and officers substantially identical to the form of Indemnification Agreement attached hereto as Appendix E. Each agreement would constitute a binding, legal obligation of the Company and could not be amended without the consent of the individual who is protected by such agreement. For a detailed description of the provisions of such agreements, including material exclusions and/or limitations on the indemnification permitted by the agreements, see "Approval of Indemnification Agreements."

VOTE REQUIRED

     Approval of the Company Article Amendment will require the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the record date.

     The Company's Board of Directors has approved the proposed Company Article Amendment and recommends that shareholders vote FOR the proposed Company Article Amendment.

             APPROVAL OF BYLAW AMENDMENT REGARDING INDEMNIFICATION

                                   PROPOSAL 5

     The Company's Board of Directors has adopted an amendment to Article VI of the Company's Bylaws (the "Company Bylaw Amendment"), which provides generally that the Company shall, to the broadest and maximum extent permitted by law, indemnify each director and officer with respect to liabilities and expenses incurred in connection with derivative claims and third party claims. The text of Article VI is attached to this Proxy Statement as Appendix D.

INDEMNIFICATION UNDER EXISTING BYLAWS

     The Company's current Bylaws provide that the Company shall, to the maximum extent permitted by the General Corporation Law of California, indemnify each of its directors and officers against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the company and shall advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law. Additionally, the Bylaws provide that the Company will indemnify a director or officer of the Company who is or was serving at the request of the Company as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The Bylaws further provide that the Board of Directors may, in its discretion, provide by resolution for such indemnification of, or advance of expenses to, other agents of the Company, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation Law.

BYLAW AMENDMENT

     The Company Bylaw Amendment provides that the Company will, to the broadest and maximum extent permitted by law, indemnify each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of another corporation or other enterprise, against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. In addition, the Company will, to the broadest and maximum extent permitted by law, promptly upon demand advance to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such proceeding so long as such person undertakes to repay such amount if it is ultimately determined that such person is not entitled to such indemnification.

     In the event that the Company fails to pay or advance such expenses to the director or officer, the director or officer will be entitled to bring suit for such expenses against the Company, and if successful, in whole or in part, shall be entitled to recover the expenses (including attorneys' fees) of prosecuting such claims against the Company. Notwithstanding the foregoing, it shall be a defense to such an action (except for an action brought to enforce a claim for expenses incurred in defending any claim for advancement of expenses where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct required by the Code. See "California Law Regarding Indemnification." The burden of proving such defense by clear and convincing evidence shall be on the Company.

     With respect to other employees or agents of the Company, the Board of Directors of the Company may in its discretion provide by resolution for such indemnification of or the advancement of expenses to such persons and likewise may refuse to provide for such indemnification or advancement of expenses to the extent such indemnification is mandatory under the California General Corporation Law.

     Any rights to indemnification under the Bylaws shall not be exclusive of any other right to indemnification under any statute, the Company's Articles of Incorporation or any other agreement or vote of the shareholders or disinterested directors or otherwise. The right to indemnification shall continue after a director's or officer's term of office with respect to acts or omissions during such person's term of office. In addition, any amendment which limits or otherwise adversely affects any such person entitled to indemnification shall apply only to claims arising after such amendment and delivery of notice of such amendment to the person affected.

CALIFORNIA LAW REGARDING INDEMNIFICATION

     The Company is subject to the Code, which provides a detailed statutory framework covering indemnification of any agent of the Company who is made or threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Company or its subsidiaries. California law provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding shall be made to any such person who has been successful "on the merits" in the defense of any such proceeding, but does not require indemnification in any other circumstance. For example, California law provides that a corporation may indemnify any agent of the corporation against expenses, judgements, fines settlements and other amounts actually and reasonably incurred in a proceeding against such person by reason of his or her service on behalf of the corporation (other than a proceeding brought by or in the right of the corporation), provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation (and, in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful). California law further provides that in proceedings brought by or in the right of the corporation, the corporation may indemnify such a person against expenses actually and reasonably incurred in connection with the defense or settlement of such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in proceedings brought by or in the right of the corporation (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless and only to the extent the court shall determine that such person is entitled to indemnification.

     California law permits the advancing of expenses incurred in defending any proceeding against an Agent by reason of his or her service on behalf of a corporation upon the agent undertaking to repay any such sums in the event it is later determined that he or she is not entitled to be indemnified. California law, further provides that the indemnification provided by Section 317 of the Code is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the corporation's articles of incorporation. See "Approval of Amendment of Articles of Incorporation Regarding Indemnification -- Changes to be Effected by the Amendment." California law further permits the corporation to procure insurance on behalf of its Agents against any liability incurred by any such person, even if the corporation would not otherwise have the power under applicable law to indemnify the Agent against such liability.

     In view of the frequency and magnitude of claims asserted against directors and officers and the risks of personal liability and expense to the Company's directors and officers, the Company's Board of Directors believe that the Company Bylaw Amendment is an appropriate measure toward ensuring that the Company will be able to retain and attract capable persons to serve as directors and officers. For a complete discussion of the advantages and disadvantages of expanded indemnification, see "Approval of Amendment to Articles of Incorporation -- Principal Reasons for the Company Article Amendment" and "Approval of Amendment to Articles of Incorporation -- Possible Disadvantages."

VOTE REQUIRED

     The Board of Directors of the Company is authorized by the Articles of Incorporation of the Company to adopt amendments to the Company's Bylaws and under this authority has adopted the Company Bylaw Amendment. Although shareholder approval of the Company Bylaw Amendment is not required, the Board of Directors is seeking this approval because each of the directors is potentially benefited by the amendment and therefore might be considered to have a personal interest in this matter. Approval of this proposal by the affirmative vote of a majority of the shares of Common Stock voting on this proposal at the meeting, with shares owned by the interested directors not entitled to vote thereon, will therefore insulate the Company Bylaw Amendment against challenges to legality in most instances. The Company Bylaw Amendment will become effective upon such approval of the Company's shareholders.

     The Company's Board of Directors has approved the proposed Company Bylaw Amendment and recommends that shareholders vote FOR the proposed Company Bylaw Amendment.

                     APPROVAL OF INDEMNIFICATION AGREEMENTS

                                   PROPOSAL 6

GENERAL

     The shareholders are being asked to approve and ratify proposed Indemnification Agreements (the "Indemnification Agreement") in substantially the form attached hereto as Appendix E. Such Indemnification Agreements will be entered into between the Company and its directors, including future directors and between the Company and its officers, including future officers.

     The Board of Directors believes that the Indemnification Agreements will serve the best interests of the Company and its shareholders by strengthening the Company's ability to attract and retain knowledgeable and experienced persons to serve as directors and officers. See "Approval of Amendment to Articles of Incorporation -- Principal Reasons for the Company Article Amendment" and "Approval of Amendment to Articles of Incorporation -- Possible Disadvantages."

INDEMNIFICATION AGREEMENTS

     The proposed Indemnification Agreements attempt to provide to the directors and officers of the Company the maximum indemnification allowed under applicable law and under the Company's Articles of Incorporation, as proposed to be amended. The Indemnification Agreements provide for indemnification under a broader range of circumstances than those specifically provided by Section 317 Code. It has not yet been determined; however, to what extent the indemnification expressly permitted by Section 317 may be expanded by agreement or otherwise and, therefore, the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

     Any award of indemnification would come directly from the assets of the Company, thereby affecting a shareholder's investment. It should be noted that if the Indemnification Agreements are approved by the shareholders, they will by their terms apply to conduct occurring prior to the effective date of such agreements. However, under California law, indemnification may not be permissible for acts occurring prior to the filing of the Company Article Amendment with the California Secretary of State if such indemnification exceeds the scope of Section 317.

     The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in
Section 317, including the following:

          1. The Indemnification Agreements in effect establish the presumption that the indemnified party has met the applicable standard of conduct required for indemnification. Section 317 requires a finding in each specific case by the corporation that the applicable standard of conduct has been met.

          2. The Indemnification Agreements provide that litigation expense shall be advanced to an indemnified party at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. Section 317 provides that advancement of expenses by a corporation is discretionary.

          3. In the event the Company does not pay an indemnified party within 30 days of such person's written request, the Indemnification Agreements allow the indemnified party to bring an action against the Company to recover the unpaid amount of the claim. In such an action, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on the Company; if the Company fails to establish that the applicable standard of conduct has not been met in such case, the indemnified party will be entitled to indemnification, which will include reimbursement for expenses incurred by the indemnified party in such action. Section 317 does not set forth any procedure for contesting a Company's determination of a party's right to indemnification or establish which party bears the burden of proof with respect to a challenge to such a determination.

          4. The Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreements. Section 317 does not specifically address this issue. Section 317 does, however, provide that to the extent that an indemnified party has been successful on the merits, he shall be entitled to such indemnification.

          5. The Indemnification Agreements automatically incorporate future changes in the law which increase the protection available to the indemnitee. Such changes will apply to the Company without further shareholder approval and may further impair shareholders' rights or subject the Company's assets to risk of loss in the event of large indemnification claims.

          6. The Indemnification Agreements explicitly provide that actions by an indemnified party serving at the request of the Company as a director or officer of a corporation, or other enterprise owned or controlled by the Company, shall be covered by the indemnification. Section 317 provides that a corporation may so indemnify such parties. It should be noted that by agreeing by contract to indemnify such parties, the Company may be exposed to liability for actions of an entity over which it may not exercise control, which liability could adversely affect the Company's financial position.

     The proposed Indemnification Agreements together with the limitation on the directors' liability to be provided by the Company Article Amendment and the Company Bylaw Amendment, reduce significantly the number of instances in which directors or officers might be held personally liable to the Company for monetary damages for breach of their fiduciary duties. Therefore, it should be noted that the current directors of the Company have a direct personal interest in the approval of the Indemnification Agreements. See "Approval of Amendment to Articles of Incorporation -- Possible Disadvantages."

     THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS APPENDIX E, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.

INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933

     The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director or officer in connection with securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

VOTE REQUIRED

     Section 310 of the Code provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if either (i) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract is approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote, with the shares owned by the interested directors not entitled to vote thereon, or (ii) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board of Directors, or a committee of the Board of Directors, and a disinterested majority of the Board or such committee approves the contract in good faith and the contract is just and reasonable to the corporation at the time it is approved. If the contract has not been approved as set forth in either (i) or (ii) above, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the corporation at the time it was authorized.

     Although the Company believes that the form of Indemnification Agreement is just and reasonable to the Company, and that shareholder approval may not therefore be required to validate the Indemnification

Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the shareholders for their consideration. If the Indemnification Agreements are approved by the shareholders in the manner set forth in clause (i) of the preceding paragraph, they will not be void or voidable and the Company's shareholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the shareholders may challenge the validity of the Indemnification Agreements on other grounds. If the Indemnification Agreements are not so approved by the shareholders, the Company may reconsider the implementation of such agreements. If such agreements were implemented in the absence of shareholder approval, the invalidity of such agreements could thereafter be asserted by any shareholder. In such an instance, the person asserting the validity on the contracts bears the burden of proving that they were just and reasonable to the corporation at the time they were authorized.

     The Company's Board of Directors has approved the Indemnification Agreements and recommends that shareholders vote FOR the approval of the Indemnification Agreements.

                                 OTHER MATTERS

     All shareholders of record at the close of business on April 27, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting, have been sent or are currently being sent a copy of the Company's Annual Report, including financial statements for the year ended December 31, 1997.

     The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services L.L.C. to assist in the solicitation of proxies at a cost not to exceed $8,000. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

     Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

     Management expects a representative from the Company's independent auditors, Arthur Andersen LLP, to attend the meeting.

     Shareholder proposals for presentation at the 1999 Annual Meeting must be received by the Company no later than January 1, 1999 to be considered for inclusion in the 1999 proxy and proxy statement.

                                          By order of the Board of Directors,

                                          /S/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

Carlsbad, California

                                                                      APPENDIX A

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                            A CALIFORNIA CORPORATION

     M. Mark Michalko and Lawrence E. Logue certify that:

     1. They are the President and Secretary of International Lottery & Totalizator Systems, Inc., a California corporation.

     2. The Articles of Incorporation of said corporation shall be amended by revising Article Four to read as follows:

          "FOUR: This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The authorized number of shares of Common Stock is 50,000,000. Upon the amendment of this Article, each outstanding share of Common Stock is converted into 0.333 shares.

          The authorized number of shares of Preferred Stock is 20,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, privileges, designations, preferences and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 18,027,548. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 1, 1998

                                          --------------------------------------
                                          M. Mark Michalko, President

                                          --------------------------------------
                                          Lawrence E. Logue, Secretary

                                                                      APPENDIX B

     Article III Section 2 of the Bylaws of the Corporation shall be amended as follows:

     SECTION 2. Number and Qualification of Directors. The number of directors of the corporation shall be not less than seven (7) nor more than thirteen (13). The exact number of directors shall be nine (9). The exact number of directors may be changed, within the limits specified above by a by-law amending this
Section 2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

                                                                      APPENDIX C

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                            A CALIFORNIA CORPORATION

     M. Mark Michalko and Lawrence E. Logue certify that:

     1. They are the President and Secretary of International Lottery & Totalizator Systems, Inc., a California corporation.

     2. The Articles of Incorporation of the Corporation shall be amended to add an Article Five to provide as follows:

          "FIVE: (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

          (c) Any repeal or modification of this Article Five shall be prospective and shall not affect the rights of indemnification or limitation of liability in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification."

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 18,027,548. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 1, 1998

                                          --------------------------------------
                                          M. Mark Michalko, President

                                          --------------------------------------
                                          Lawrence E. Logue, Secretary

                                                                      APPENDIX D

     Article VI of the Bylaws of the Corporation shall be amended as follows:

ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     SECTION 1. Scope of Indemnification. (a) The corporation shall, to the broadest and maximum extent permitted by law, indemnify each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. In addition, the corporation shall, to the broadest and maximum extent permitted by law, promptly demand pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that such person is not entitled to be indemnified by the corporation as authorized in this Section 1.

     (b) If a claim under paragraph (a) of this Section 1 is not paid in full by the corporation within 45 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim, including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California Corporations Code for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense by clear and convincing evidence shall be on the corporation.

     (c) The Board of Directors may in its discretion provide by resolution for such indemnification of, or advance of expenses to, other employees or agents of the corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation Law.

     SECTION 2. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 3. Terms and Heirs. The rights to indemnification and advancement of expenses conferred in this Article VI shall continue as to any person who has ceased to be a director or officer with respect to any acts or omissions that occurred during the time such person was a director or officer and shall inure to the benefit of the heirs, executors and administrators of each such person.

     SECTION 4. Severability. If any provision of this Article VI shall be found, in any proceeding or appeal therefrom or in any other circumstances or as to any person entitled to indemnification hereunder to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining part or parts in other circumstances shall not be affected, except as otherwise required by applicable law.

     SECTION 5. Amendments. The provisions of this Article VI shall be deemed to constitute an agreement between the corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the provisions of this Article VI which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims or causes of action based on actions or events occurring after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the provisions of this
Article VI shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the corporation without such amendment.

                                                                      APPENDIX E

                           INDEMNIFICATION AGREEMENT

     The text of the Indemnification Agreement proposed is to be entered into between the Company and each of its officers, directors and certain other agents will provide as follows:

     THIS AGREEMENT is entered into as of                between International
Lottery & Totalizator Systems, Inc., a California corporation (the
"Corporation"), and                ("Indemnitee").

                                    RECITALS

     A. The Corporation believes that it is essential to its best interests to attract and retain highly capable persons to serve as directors, officers, and agents.

     B. Indemnitee is or has been selected to be a director, officer, or agent of the Corporation.

     C. The Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, and other agents of the Corporation.

     D. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Corporation, and in order to induce Indemnitee to provide or continue to provide services to the Corporation as a director, officer, or agent, the Corporation wishes to provide in this Agreement for the indemnification and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent applicable, for the coverage of Indemnitee under the Corporation's policies of directors' and officers' liability insurance.

     IN CONSIDERATION of the foregoing and of Indemnitee's providing services to the Corporation directly or, at its request, with another enterprise, the parties agree as follows:

 1. DEFINITIONS.

     1.1. Board: The board of directors of the Corporation.

     1.2. Change in Control: A state of affairs that shall be deemed to have occurred if:

          (i) Any person, other than Berjaya Lottery Management (H.K.) Limited or its affiliates, is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of the Corporation's then-outstanding voting securities;

          (ii) During any period of two consecutive years, individuals who, at the beginning of such period constitute the board, together with any new director whose election by the board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then in office either who were directors at the beginning of the two-year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board;

          (iii) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other Corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (whether in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

     1.3.  Expenses:

          (i) Any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, or amounts paid or to be paid in settlement;

          (ii) Any interest, assessments, or other charges imposed on any of the items in subparagraph (i) above; and

          (iii) Any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any proceeding relating to any Indemnifiable Event.

     1.4. Indemnifiable Event: Any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether the basis of the proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of the Corporation, as described in this paragraph.

     1.5.  Independent Counsel: The person or body appointed in connection with
Section 3.

     1.6. Person: "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation at the date of this Agreement.

     1.7. Participant: A person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

     1.8. Potential Change in Control: A state of affairs that shall be deemed to exist if:

          (i) The Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) Any Person (including the Corporation) announces publicly an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control;

          (iii) Any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then-outstanding voting securities, increases his or her beneficial ownership of such securities by five percent (5%) or more over the percentage owned by such person on the date of this Agreement; or

          (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     1.9. Proceeding: Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

     1.10.  Reviewing Party: The person or body appointed in accordance with
Section 3.

     1.11. Voting Securities: Any securities of the Corporation that have the right to vote generally in the election of directors.

 2. AGREEMENT TO INDEMNIFY.

     2.1. General Agreement. In the event Indemnitee was, is, or becomes a participant in, or is threatened to be made a participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify the Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted before this Agreement). The parties to this Agreement intend indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporation's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

     2.2. Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless (i) the Corporation has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under
Section 5; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

     2.3. Expense Advances. If so requested by Indemnitee, the Corporation shall within ten business days of such request, advance all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts, and Indemnitee hereby agrees to reimburse the Corporation promptly for the same. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law as provided in
Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made (as to which all rights of appeal have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

     2.4. Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with such issue, matter, or event.

     2.5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of Expenses, but not for the total amount of Expenses, the Corporation shall indemnify the Indemnitee for the portion to which Indemnitee is entitled.

     2.6. Prohibited Indemnification. No indemnification under this Agreement shall be paid by the Corporation on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation under the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws.

 3. REVIEWING PARTY.

     Before any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the reviewing party shall be the Independent Counsel. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation, the approval of whom shall not be unreasonably withheld, and who has not otherwise performed services for the Corporation or Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The counsel, among other things, shall render a written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses, including attorneys' fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel under this Agreement.

 4. INDEMNIFICATION PROCESS AND APPEAL.

     4.1. Indemnification Payment. Indemnitee shall receive indemnification of Expenses from the Corporation in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Corporation for indemnification, unless the Reviewing Party has given a written opinion to the Corporation that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

     4.2. Suit To Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with Section 4.1 above, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect of the Agreement. The Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Corporation and Indemnitee. The remedy provided in this Section 4.2 shall be in addition to any other remedies available to Indemnitee in law or equity.

     4.3. Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a proceeding in advance of its final disposition when the required undertaking has been tendered to the Corporation) that it is not permissible under this Agreement or applicable law for the Corporation to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Corporation. Neither the failure of the Reviewing Party or the Corporation (including its Board, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Corporation (including its Board, Independent Counsel, or its shareholders) that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or on a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.

 5. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS.

     The Corporation shall indemnify the Indemnitee against, and if requested by Indemnitee, the Corporation shall, within ten business days of such request, advance to Indemnitee, all Expenses as are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

          (a) Indemnification of Expenses or an Expense Advance by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, or

          (b) Recovery under directors' and officers' liability insurance policies maintained by the Corporation for amounts paid in settlement if the Independent Counsel has approved the settlement.

     The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the Corporation's liability under this Agreement shall not be excused if its participation in the Proceeding was barred by this Agreement.

 6. ESTABLISHMENT OF TRUST.

     In the event of a Change in Control or a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee ("the Trust") and from time to time, upon written request of Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust under the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that on a Change in Control, (i) the Trust shall not be revoked or the principal invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, all Expenses to the Indemnitee (provided that the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Corporation under Section 2.3 above), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth in this Section 6, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification under this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Corporation on a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 6 shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the Trust, and shall indemnify the Trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

 7. NONEXCLUSIVITY.

     The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Corporation's articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

 8. LIABILITY INSURANCE.

     To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

 9. PERIOD OF LIMITATIONS.

     No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

10. AMENDMENT OF THIS AGREEMENT.

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

11. SUBROGATION.

     In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

12. NO DUPLICATION OF PAYMENTS.

     The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

13. BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation or both, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding.

14. SEVERABILITY.

     If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

15. GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in this state without giving effect to the principles of conflicts of laws.

16. NOTICES.

     All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Corporation at:

           International Lottery & Totalizator Systems, Inc.
           2131 Faraday Avenue
           Carlsbad, CA 92008-7297
           Attn: President

and to Indemnitee at:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Attn:
 -----------------------------------------------------------------------------

     Notice of change of address shall be effective only when given in accordance with this agreement. All notices complying with this paragraph shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

                                          INTERNATIONAL LOTTERY &
                                          TOTALIZATOR SYSTEMS, INC.

                                          By:
                                          --------------------------------------
                                                      M. Mark Michalko
                                                         President

                                          [NAME OF INDEMNITEE]

                                          --------------------------------------
                                          Name:
                                          Title:

PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

     The undersigned hereby appoints M. Mark Michalko and Timothy R. Groth proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held June 1, 1998 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)




                              - FOLD AND DETACH HERE -



                                  AN INVITATION

              Please join Management and the Board of Directors of
                INTERNATIONAL LOTTERY &TOTALIZATOR SYSTEMS, INC.
                   for the 1998 Annual Meeting of Shareholders

               DATE:             Monday, June 1, 1998

               TIME:             2:30 p.m. to 4:30 p.m.

                                  2:30 - 3:00      Refreshments
                                  3:00 - 4:00      Annual Meeting
                                  4:00 - 4:30      Reception

               PLACE:            La Costa Resort and Spa
                                 Costa Del Mar Road, Club House II
                                 Carlsbad, California
                                 (760) 438-9111
                                 Call for directions

                R.S.V.P.         Mary Anne Palmer:       (760) 930-3630

                                                       Please mark your votes
                                                    as indicated in this example
                                                                           [X]

The Board of Directors recommends a vote FOR all items.

                                                                        WITHHELD
1. - ELECTION OF DIRECTORS - Nominees                              FOR   FOR ALL
                                                                   [  ]   [  ]
Frederick A. Brunn, Ng Aik Chin
Chan Kien Sing, Ng Foo Leong
Theodore A. Johnson, Martin J. O'Meara, Jr.
M. Mark Michalko, Michael G.R. Sandberg and
Tan Chee Yioun
WITHHELD (Write one or more nominee's name(s) below)

____________________________________

                                                         FOR    AGAINST  ABSTAIN
                                                         [  ]     [  ]     [  ]
2.   Approval of amendment to Articles of
     Incorporation to effect 3 for 1 reverse
     stock split.



                                                         [  ]     [  ]     [  ]
3.   Amend Bylaws to increase the range of
     authorized directors and set the number
     of authorized directors at nine.



                                                         [  ]     [  ]     [  ]
4.   Amend Corporate Articles to limit
     liability of directors and authorize
     expanded directors/officers
     indemnification.


                                                         [  ]     [  ]     [  ]
5.   Approve Bylaw amendment for
     directors/officers indemnification.


                                                         [  ]     [  ]     [  ]
6.   Approve Indemnification Agreement
     for directors/officers.


Signature(s)_____________________________________________  Date________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.